UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
 (Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2018, the Compensation Committee (the "Committee") of the Board of Directors approved actions with respect to the compensation of our current named executive officers (the "Named Executive Officers").

2017 Cash Bonuses and 2018 Base Salaries and Target Bonuses

The Committee awarded cash bonuses to our Named Executive Officers for their performance in 2017 in the following amounts:

•	Fuad El-Hibri, Executive Chairman: not bonus eligible;
•	Daniel J. Abdun-Nabi, President and Chief Executive Officer: $806,208.00;
•	Robert G. Kramer, Sr., Executive Vice President, Administration, and Chief Financial Officer: $362,254.46; and
•	Adam R. Havey, Executive Vice President and President, Biodefense Division: $264,176.64.

The Committee also approved base salaries and target bonus percentages for our Named Executive Officers for 2018. The annualized base salaries and target bonus percentages, effective as of January 1, 2018, are as follows: Fuad El-Hibri, $1,023,339.20 and 0%; Daniel J. Abdun-Nabi, $814,112.00 and 85%; Robert G. Kramer, Sr., $518,232.00 and 60%; and Adam R. Havey, $470,017.60 and 55%.

Equity Awards

The Committee approved the 2018-2020 Performance-Based Stock Unit Award Agreement, a form of which is attached as Exhibit 10 (the "PSU Award Agreement"), for grants of performance-based stock unit awards under the terms of the PSU Award Agreement and the company's Fourth Amended and Restated 2006 Stock Incentive Plan. PSU awards will result in the issuance of a number of shares based on the level of achievement with respect to net income as a percentage of total revenue for the 2020 fiscal year, as determined in accordance with GAAP. The minimum performance objective, target performance objective and maximum performance objective will result in a share payout of 50%, 100% and 150% of the target number of shares, respectively. The PSU awards approved by the Committee will vest based on the achievement of the performance goal for the 2020 fiscal year, as certified by the Committee following the performance period.

The Committee approved grants of stock options, time-based restricted stock units and performance-based stock units in accordance with the terms and provisions of the company's stock option, RSU and PSU Award Agreements and the company's Fourth Amended and Restated 2006 Stock Incentive Plan to be made on February 27, 2018 to our Named Executive Officers based on the following cash values: Fuad El-Hibri, based on a value of $1,915,000; Daniel J. Abdun-Nabi, based on a value of $2,655,000; Robert G. Kramer, Sr., based on a value of $1,175,000; and Adam R. Havey, based on a value of $1,000,000. For our Named Executive Officers, other than our executive chairman, 50% of the value was made in the form of stock options, 25% of the value was made in the form of restricted stock units that vest solely based on the passage of time and 25% of the value was made in the form of performance-based stock units that vest based on the achievement of net income as a percentage of total revenue for the 2020 fiscal year. For our executive chairman, 50% of the value was made in the form of stock options and 50% of the value was made in the form of restricted stock units that vest solely based on the passage of time.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10	Form of 2018-2020 Performance-Based Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: February 14, 2018	By:	/s/ ROBERT G. KRAMER, SR.
Name: Robert G. Kramer, Sr. Title: Executive Vice President, Administration, and Chief Financial Officer